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                                                          EXHIBIT 5.1

Marlon F. Starr
(404) 264-2653
                                 May 29, 1997



Board of Directors
Just For Feet, Inc.
7400 Cahaba Valley Road
Birmingham, Alabama  35242


       RE:  Just For Feet, Inc.
            Registration Statement on Form S-3
            1,076,956 Shares of Common Stock
            --------------------------------


  Gentlemen:

       We have acted as counsel for Just For Feet, Inc. (the "Company") in connection with the proposed public offering by certain of its shareholders of shares of the Company's $.0001 par value Common Stock (the "Common Stock") covered by the above-described Registration Statement.

       In connection therewith, we have examined the following:

       (1) The Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Alabama;

       (2) The By-Laws of the Company, as amended, certified as correct and complete by the Secretary of the Company;

       (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

       (4) The Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the sale of up to 1,076,956 shares of Common Stock (the "Registration Statement"); and

       (5) A Certificate of Good Standing for the Company issued by the Secretary of State of the State of Alabama.

       Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:
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Board of Directors
Just For Feet, Inc.
May 29, 1997
Page 2



    (A) The Company has been duly incorporated under the laws of the State of Alabama and is validly existing and in good standing under the laws of that state; and

    (B) The 1,076,956 shares of Common Stock covered by said Registration Statement to be sold by the selling shareholders referenced therein have been legally authorized by the Company and when sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      SMITH, GAMBRELL & RUSSELL

                                      /s/ Marlon F. Starr

                                      Marlon F. Starr

  MFS:wp